UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 16, 2005
LESCO, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13147	34-0904517
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1301 E. 9th Street, Suite 1300, Cleveland, Ohio	44114
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(216) 706-9250

Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
     On November 16, 2005, the Company entered into a Separation Agreement and Release with its departed President and Chief Executive Officer, Michael P. DiMino. This agreement modified the payment schedule for the base salary and annual target bonus to which Mr. DiMino was entitled under his employment agreement, as amended on October 20, 2005. The aggregate amount of the base salary and annual target bonus to which Mr. DiMino is entitled as a result of his departure was not modified by the separation agreement. Under the separation agreement, the Company will pay Mr. DiMino one-half of his base salary and annual target bonus on May 1, 2006 via lump sum payments of $250,000 and $150,000, respectively. Starting June 1, 2006, the Company will pay Mr. DiMino the balance of his base salary and annual target bonus in six monthly installments of $41,667.67 and $25,000, respectively.
     In exchange, the Company received from Mr. DiMino a release of, and covenant not to sue on, claims growing out of or resulting from Mr. DiMino’s employment with the Company, the termination of his employment from the Company and the circumstances surrounding his termination of employment.
     The separation agreement will become effective on November 21, 2005 if not revoked by Mr. DiMino before that date.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCO, INC. (Registrant)
Date: November 18, 2005	By:	/s/ Jeffrey L. Rutherford
Jeffrey L. Rutherford
President and Chief Executive Officer